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                                                                      Exhibit 23





                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-30994, Form S-8 No. 33-32526, Form S-8 No. 33-61491 and Form
S-8 No. 33-61439) pertaining to the Employee Savings and Investment Plan, Long-Term Incentive Plan, Employee Thrift Plan, and 1995 Executive Compensation Plan of A.H. Belo Corporation of our report dated January 24, 1996, with respect to the consolidated financial statements of A.H. Belo Corporation included in this amended Annual Report (Form 10-K/A) for the year ended December 31, 1995.


                                                           /S/ ERNST & YOUNG LLP





Dallas, Texas
April 1, 1996